Exhibit 4
VISIONCHINA MEDIA INC.
REGISTRATION RIGHTS AGREEMENT

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REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the 13th day of January, 2011 by and among VisionChina Media Inc., a Cayman Islands company (the “Company”), Focus Media Holding Limited (“Focus”), JJ Media Investment Holding Limited (“JJ Media”) and Front Lead Investments Limited (together with Focus and JJ Media, the “Shareholders”).
RECITALS
     WHEREAS, the Shareholders have entered into a Securities Purchase Agreement dated as of December 30, 2010 with the Company (the “Securities Purchase Agreement”), pursuant to which each Shareholder has purchased common shares, par value US$0.0001 per share, of the Company (the “Common Shares”); and
     WHEREAS, as a condition to the closing of the Shareholders’ acquisition of the Common Shares pursuant to the Securities Purchase Agreement, the Shareholders and the Company have agreed to enter into this Registration Rights Agreement.
     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, all parties hereto agree as follows:
SECTION 1
DEFINITIONS
     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated:
     “ADSs” means American depositary shares representing the Common Shares.
     “Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with, such person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities, by contract or otherwise.
     “Closing Date” shall have the meaning given to it in the Securities Purchase Agreement;
     “Depositary” means the depositary with respect to the Company’s ADSs.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
     “Holder” means any Shareholder and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.8 hereof.

     “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders representing a majority interest in the Registrable Securities being registered.
     “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing (a) a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form F-3 or other form approved by the holders of a majority of Registrable Securities available for sales of securities pursuant to Rule 415 under the Securities Act.
     “Registrable Securities” means (A) all Common Shares acquired by the Shareholders pursuant to the Securities Purchase Agreement, and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) by way of conversion, exercise or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities will not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they shall have ceased to be outstanding; or (iii) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.
     “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Agreement, including, without limitation, all registration, filing and listing fees (including filings made with the Financial Industry Regulatory Authority), printing expenses (including printing of prospectuses and certificates for the securities), the Company’s expenses for messenger and delivery services and telephone, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred by the Company in connection with any “road show,” the fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company.
     “Rule 144,” “Rule 144A,” “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
     “Scheduled Black-out Period” means the period from and including the last day of a fiscal quarter of the Company to and including the business day after the day on which the Company publicly releases its earnings for such fiscal quarter.
     “SEC” means the U.S. Security and Exchange Commission.
     “Securities Act” means the U.S. Securities Act of 1933, as amended.

     “Selling Expenses” means all discounts, selling commissions and share transfer taxes applicable to the sale of Registrable Securities.
     “Shareholders Agreement” means the shareholders agreement dated as of the same day of this Agreement by and among the Company, the Shareholders and Mr. Limin Li.
SECTION 2
REGISTRATION
     2.1 Registration.
     Subject to the terms and conditions of this Agreement, on or prior to the date that is eighteen (18) months after the Closing Date, the Company shall prepare and file with the SEC a Shelf Registration Statement (defined below) covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective not later than sixty (60) days after the date such Shelf Registration Statements is filed and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until, with respect to a relevant Shareholder or Holder to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement, the earlier to occur of (i) date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Shelf Registration Statement or a new Shelf Registration Statement if the initial Shelf Registration Statement expires or Rule 144, (ii) the fifth (5th) anniversary of the Closing Date, (iii) the entire amount of Registrable Securities owned by such Shareholder or Holder, in the opinion of counsel to the Company, may be distributed to the public without any limitation as to volume pursuant to paragraph (e) of Rule 144, or any successor provision then in effect, under the Securities Act, or (iv) the entire amount of Registrable Securities owned by such Shareholder or Holder is transferred by a person who is not permitted to receive the transfer of registration rights pursuant to, or as otherwise provided in, Section 2.8 of this Agreement (the “Registration Period”). If the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement.
          (a) Any registration pursuant to this Section 2.1 shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If the Holder(s) of a majority of the Registrable Securities intends to distribute any Registrable Securities by means of an underwritten offering, it shall promptly so advise the Company and the Company shall use its commercially reasonable efforts to cause a registration to be in the form of a firm commitment underwritten offering pursuant to Section 2.3. The lead underwriters in any such distribution shall be selected by the Holder(s) of a majority of the Registrable Securities to be distributed, provided that the managing underwriter or underwriters selected for such offering shall be internationally reputable investment banking firm(s) and be reasonably acceptable to the Company (the “Approved Underwriter”). If the Approved Underwriter advises the Company in writing that in its opinion marketing factors require a limitation of the aggregate amount of Registrable Securities to be included in the underwritten offering, the Company shall include in such underwritten offering only the aggregate amount of Registrable Securities that in the opinion of the Approved Underwriter may be sold without any material adverse effect on the success of such underwritten offering and subject to any and all piggy-back registration rights granted by the Company prior to the date of this Agreement.
          (b) The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to this Section 2: (i) with respect to securities that are not Registrable Securities; (ii) during any Scheduled Black-out Period; or (iii) if the Company has notified the Shareholders and all other Holders by written notice that in the good faith judgment of the Board of Directors (after consultation with counsel), it would be materially detrimental to the Company or its security holders for such registration or underwritten offering to be effected at such time, including a statement of the reason for such postponement, in which event the Company shall have the right to postpone the filing (but not the preparation) of such registration statement or underwritten offering for a period of not more than forty-five (45) days after receipt of the request of the Shareholders or any other Holder; provided that the Company shall use its reasonable best efforts to cause any registration statement required pursuant to this Section 2 to be filed as soon as reasonably practicable thereafter; and provided further that such right to delay a registration or underwritten offering shall be exercised by the Company not more than twice in any 12-month period and not more than ninety (90) days in the aggregate in any 12-month period.
          (c) If, during the Registration Period, the Company proposes to register any of its equity securities (including its ADSs), whether for its own account or for the account of other security holders or both (other than a registration pursuant to Section 2.1 or a Special Registration), the Company will give prompt written notice to the Shareholders and all other Holders of its intention to effect such a registration (but in no event less than fourteen (14) calendar days prior to the anticipated filing date) and (subject to Section 2.1(e)) will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 2.1(c) prior to the effectiveness of such registration, whether or not the Shareholders or any other Holders have elected to include Registrable Securities in such registration. “Special Registration” means the registration of equity securities and/or options or other rights in respect thereof solely registered on Form F-4, Form S-4 or Form S-8 (or successor form).
          (d) If the registration referred to in Section 2.1(c) is proposed to be underwritten, the Company will so advise the Shareholders and all other Holders as a part of the written notice given pursuant to Section 2.1(c). In such event, the right of the Shareholders and all other Holders to registration pursuant to this Section 2 will be conditioned upon such persons’ participation in such underwriting and the inclusion of such persons’ Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Holders.
          (e) Except for the piggy-back registration rights granted by the Company prior to the date of this Agreement (the “Existing Piggy-Back Rights”), the Company agrees that it shall not grant “piggyback” registration rights to one or more third parties to include their securities in the Shelf Registration Statement or in an underwritten offering under the Shelf Registration Statement pursuant to Section 2.1(a) unless approved by the board of directors of the Company, and, for so long as Focus is entitled to nominate the Focus Nominee (as defined in the Shareholders Agreement) pursuant to the Shareholders Agreement, such approval must include the approval of the Focus Nominee. If a Piggyback Registration under Section 2.1(c) relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority, (i) first, all of the securities to be offered for the account of the Company (but only in the case that the Company initiated such registration), or the account of the shareholder that initiated such registration, as the case may be, (ii) second, (A) Registrable Securities of the Shareholders and all other Holders who have requested registration of Registrable Securities pursuant to Section 2.1(a) or 2.1(c) of this Agreement, as applicable, and (B) other securities requested for inclusion in such registration by holder(s) of the Existing Piggy-Back Rights, pro rata on the basis of the aggregate number of such Registrable Securities and such other securities entitled and proposed to be included in this registration (with shares pursuant to (A) and (B) included in the registration on a pari passu basis) and (iii) third, any securities to be offered for the account of the Company (but only in the case of a registration initiated by a shareholder) and any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.
     2.2 Expenses of Registration.

          (a) The Company shall not bear any Registration Expenses other than those incurred in connection with the first Shelf Registration Statement pursuant to Section 2.1 above. For the avoidance of doubt, any costs and expenses incurred in connection with any subsequent sale of any registered shares which requires a filing of any amendment or supplement to any registration statement, including without limitation, all fees and expenses of any legal counsel, accountant or any other advisor and any other out-of-pocket expenses, shall be borne by the holder(s) of such shares.
          (b) Except for the Registration Expenses incurred in connection with the first Shelf Registration Statement which shall be borne by the Company pursuant to Section 2.2 (a) above, all Registration Expenses and Selling Expenses incurred in connection with any and all registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.
     2.3 Obligations of the Company.
     During the Registration Period, the Company shall use its commercially reasonable efforts, to take such actions as are under its control to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it becomes eligible for such status in the future (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:
          (a) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to this Section 2.3, and keep such registration statement effective or such prospectus supplement current during the Registration Period.
          (b) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
          (c) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.
          (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
          (e) Notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
          (f) Give written notice to the Holders:
     (i) When any registration statement filed pursuant to Section 2 or any amendment thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective;
     (ii) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;
     (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;
     (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
     (v) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);
          (g) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 2.3(f)(iii) at the earliest practicable time.
          (h) Upon the occurrence of any event contemplated by Section 2.3(e) or 2.3(f)(v), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 2.3(f)(v) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their commercially reasonable efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession.
          (i) Use best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical share certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).
          (j) If an underwritten offering is requested pursuant to Section 2.1(a), (i) enter into an underwriting agreement in customary form, scope and substance; (ii) furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings; and (iii) obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters.
          (k) Make available for inspection by a representative of Holders that are selling shareholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.
          (l) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or NASDAQ, as determined by the Company.
          (m) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.
          (n) Timely provide to its Shareholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          (o) Take all reasonable action necessary to: (i) cause the Depositary to accept the deposit of the Registrable Securities into the deposit facility to issue ADSs (or receipts) representing such Registrable Securities and to issue the related ADRs and (ii) cause the Depositary to register with the SEC (to the extent necessary) such ADSs.
     2.4 Suspension of Sales.
     During any Scheduled Black-out Period and upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-out Period or until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable the prospectus supplement may be resumed. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 45 days.
     2.5 Termination of Registration Rights.
     A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.
     2.6 Free Writing Prospectuses.
     No Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.
     2.7 Indemnification.
          (a) To the extent permitted by law, the Company agrees to indemnify each Holder, each Affiliate of such Holder and their respective directors, officers, members, managers, employees, agents, representatives and Affiliates (each, an “Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto) in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto.
          (b) If the indemnification provided for in Section 2.7(a) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.7(b) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 2.7(a). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.
     2.8 Assignment of Registration Rights.
     The rights of a Holder to registration of Registrable Securities pursuant to Section 2 may be assigned by such Holder to a transferee or assignee of Registrable Securities; provided, however, that the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.
     2.9 Rule 144; Rule 144A Reporting.
     With a view to making available to the Shareholders and other Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;
          (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) and the Securities Act);
          (c) so long as any Shareholders or other Holders own any Registrable Securities, furnish to the Shareholders or such other Holders forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Shareholders or other Holders may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and
          (d) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.
     2.10 Forfeiture.
     At any time, any Holder may elect in writing to forfeit its rights set forth in this Section 2 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Section 2.1 in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the Holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 2.7 with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 2.10, any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 2.1(a) or Section 2.1(c) prior to the date of such Holder’s forfeiture.
SECTION 3
MISCELLANEOUS
     3.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of New York, without regard to New York choice of law rules. Any dispute arising out of or in connection with this Agreement shall be referred to the Hong Kong International Arbitration Centre in Hong Kong. The arbitration proceedings shall be conducted in English pursuant to the Arbitration Rules of the United Nations Commission on International Trade Law, as currently in effect and a decision rendered by the arbitral tribunal in such proceedings shall be final and binding on the Parties. All rights to apply or appeal to any court on a preliminary or other point of law are excluded; provided, however, that nothing herein shall limit the ability of a Party to seek specific performance or interim injunctive relief in any court of competent jurisdiction.
     3.2 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     3.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
     3.4 Entire Agreements Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of two-thirds of the Registrable Securities and each Holder of at least 10% of the Company’s securities; provided, that no amendment shall by its terms diminish or negatively affect a Holders’ rights in a manner differently from any other Holder without such Holder’s consent. Any such amendment, waiver, discharge or termination shall be binding on all the Holders of Registrable Securities, but in no event shall the obligation of any Holder of Registrable Securities hereunder be materially increased, except upon the written consent of such Holder of Registrable Securities.
     3.5 Additional Parties. Any person that acquires Registrable Securities pursuant to the terms of this Agreement and upon execution of a signature page to this Agreement shall be deemed a Holder hereunder. The addition of such other Holders shall not be deemed an amendment under Section 3.4 of this Agreement and no approval of any existing Shareholder or party to this Agreement other than the Company shall be required to effect such action. All Shareholders consent to the provisions of this Section 3.5.
     3.6 Notices, Etc. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (ii) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier service or (iii) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered, (x) if to a Holder, as indicated on the signature page attached hereto, or at such other address as such Holder or permitted assignee shall have furnished to the Company in writing, or (y) if to the Company, at Skadden, Arps, Slate, Meagher & Flom, 42/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong, Attention: Julie Gao, or at such other address as the Company shall have furnished to each Holder in writing.
     3.7 Delays or Omissions. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.
     3.8 Rights; Separability. Unless otherwise expressly provided herein, a Holder’s rights hereunder are several rights, not rights jointly held with any of the other Holder. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     3.9 Information Confidential. Each Holder acknowledges that the information received by them pursuant hereto is confidential and for its use only on behalf of the Company, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its partners, parent, subsidiaries, employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company or some other party other than the Holder has made such information available to the public generally, or such Holder is required to disclose such information by a governmental body (or order thereof) or pursuant to any law, statute, rule or regulation.
     3.10 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     3.11 Legend on Certificates. Each certificate representing any Registrable Securities shall be endorsed by the Company with a legend reading substantially as follows:
“The Shares evidenced hereby are subject to a Registration Rights Agreement by and among the Company and the Holders (as defined therein) (the “Agreement”) (a copy of which may be obtained upon written request from the issuer), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of the Agreement.”
     3.12 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.
     3.13 Counterparts; Facsimile. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Such facsimile signatures shall be deemed original signatures for all purposes.
[Signatures Begin On Next Page]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year, first above written.

VISIONCHINA MEDIA INC.

By:	/s/ Limin Li

Name:	Limin Li
Title:	Chief Executive Officer

FRONT LEAD INVESTMENTS LIMITED

By:	/s/ Limin Li

Name:	Limin Li
Title:

FOCUS MEDIA HOLDING LIMITED

By:	/s/ Jason Nanchun Jiang

Name:	Jason Nanchun Jiang
Title:	Chief Executive Officer

JJ MEDIA INVESTMENT HOLDING LIMITED

By:	/s/ Jason Nanchun Jiang

Name:	Jason Nanchun Jiang
Title:	Director